UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2009

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-149290	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Walgreens – Fredericksburg, VA

On January 9, 2009, Cole REIT III Operating Partnership, LP (“COP III”), the operating partnership of Cole Credit Property Trust III, Inc. (the “Company”), entered into an agreement of purchase and sale with Series B, LLC (“Series B”), an affiliate of our advisor (the “WG Fredericksburg Agreement”), to purchase 100% of the membership interests (the “WG Fredericksburg Interests”) in Cole WG Fredericksburg VA, LLC, a Delaware limited liability company (“WG Fredericksburg”) for a gross purchase price of approximately $7.3 million, exclusive of closing costs. WG Fredericksburg owns as its only asset an approximately 14,820 square foot single-tenant retail building leased to Walgreens Co. (“Walgreens”) on an approximately 2.01 acre site located in Fredericksburg, VA (the “WG Fredericksburg Property”). The WG Fredericksburg Property was constructed in 2008. A majority of the Company’s board of directors, including all of the Company’s independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to the Company and that the cost to the Company was not in excess of the current appraised value of the WG Fredericksburg Property or the cost of the property to Series B.

The WG Fredericksburg Agreement contains customary representations and warranties and customary indemnification provisions.

On January 9, 2009, in connection with the acquisition of the WG Fredericksburg Interests, COP III entered into an approximately $6.6 million loan (the “WG Fredericksburg Loan”) with Series B, the lender. The WG Fredericksburg Loan, which is secured by the WG Fredericksburg Interests, has a variable interest rate based on the 3-month LIBOR plus 250 basis points per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 8, 2010 (the “WG Fredericksburg Maturity Date”); provided, however, Series B may accelerate the WG Fredericksburg Maturity Date to March 31, 2009, upon providing 30 days prior written notice to the Company. COP III may prepay the WG Fredericksburg Loan, in whole or in part, without premium or penalty. In the event the WG Fredericksburg Loan is not paid off on the maturity date, COP III would be subject to default provisions. Upon the occurrence of an event of default, interest on the WG Fredericksburg Loan will accrue at an annual default interest rate equal to 4% above the stated interest rate.

The Company’s board of directors, including all of the independent directors, not otherwise interested in the transaction, approved the WG Fredericksburg Loan as fair, competitive and commercially reasonable, and determined that their terms were no less favorable to the Company than loans between unaffiliated third parties under similar circumstances.

Kohl’s – Burnsville, MN

On January 9, 2009, COP III entered into a joint purchase and sale agreement with Series B, Series C, LLC (“Series C”) and Series D, LLC (“Series D”), each an affiliate of our advisor (the “KO Burnsville Agreement”), to purchase 100% of the membership interests (the “KO Burnsville Interests”) in Cole KO Burnsville MN, LLC, a Delaware limited liability company (“KO Burnsville”) for a gross purchase price of approximately $10.3 million, exclusive of closing costs. KO Burnsville owns as its only asset an approximately 101,346 square foot single-tenant retail building leased to Kohl’s Department Stores, Inc. (“Kohl’s”) on an approximately 11.09 acre site located in Burnsville, MN (the “KO Burnsville Property”). The KO Burnsville Property was constructed in 1991. A majority of the Company’s board of directors, including all of the Company’s independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to the Company and that the cost to the Company was not in excess of the current appraised value of the KO Burnsville Property or the aggregate cost to Series B, Series C and Series D.

The KO Burnsville Agreement contains customary representations and warranties and customary indemnification provisions.

On January 9, 2009, in connection with the acquisition of the KO Burnsville Interests, COP III entered into three separate loan agreements with an aggregate principal amount of approximately $9.3 million with Series B, Series C and Series D, the lenders (collectively, the “KO Burnsville Loan”). The KO Burnsville Loan, which is secured by the KO Burnsville Interests, has a variable interest rate based on the 3-month LIBOR plus 250 basis points per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 8, 2010; provided, however, Series B may accelerate payment of its loan, which is approximately $1.9 million of the aggregate principal amount, to March 31, 2009, upon providing 30 days prior written notice. COP III may prepay the KO Burnsville Loan, in whole or in part, without premium or penalty. In the event the KO Burnsville Loan is not paid off on the maturity date, COP III would be subject to default provisions. Upon the occurrence of an event of default, interest on the KO Burnsville Loan will accrue at an annual default interest rate equal to 4% above the stated interest rate.

The Company’s board of directors, including all of the independent directors, not otherwise interested in the transaction, approved the KO Burnsville Loan as fair, competitive and commercially reasonable, and determined that their terms were no less favorable to the Company than loans between unaffiliated third parties under similar circumstances.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Walgreens – Fredericksburg, VA

On January 9, 2009, the Company, through COP III, acquired the WG Fredericksburg Property by acquiring the WG Fredericksburg Interests from Series B for a gross purchase price of approximately $7.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and a loan of approximately $6.6 million secured by the WG Fredericksburg Interests. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $146,000. The area surrounding the WG Fredericksburg Property is shared by retail, residential and commercial properties.

The WG Fredericksburg Property is 100% leased to Walgreens subject to a net lease, which commenced on October 27, 2008. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent is approximately $513,894, or approximately $34.68 per square foot, and is fixed for the initial lease term that expires October 31, 2033. The tenant has ten options to renew the lease, beginning November 1, 2033, each for an additional five-year term, with rental escalations of approximately 10.6% at the first renewal option and approximately 10.0% at each subsequent renewal.

In evaluating the WG Fredericksburg Property as a potential acquisition and determining the appropriate amount of consideration to be paid for COP III’s interest in the WG Fredericksburg Property, we considered a variety of factors, including property condition reports, unit-level store performance, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Cole Realty Advisors Inc., an affiliate of the Company (“Cole Realty Advisors”), has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Fredericksburg Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Fredericksburg Property. The Company currently has no plans for any renovations, improvements or development of the WG Fredericksburg Property. The Company believes the WG Fredericksburg Property is adequately insured.

Kohl’s – Burnsville, MN

On January 9, 2009, the Company, through COP III, acquired the KO Burnsville Property by acquiring the KO Burnsville Interests from Series B, Series C and Series D for a gross purchase price of approximately $10.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and three separate loans with an aggregate principal amount of approximately $9.3 million secured by the KO Burnsville Interests. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $207,000. The area surrounding the KO Burnsville Property is shared by retail, residential and commercial properties.

The KO Burnsville Property is 100% leased to Kohl’s subject to a net lease, which commenced on July 19, 1992. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent is approximately $801,708, or approximately $7.91 per square foot, and is fixed for the initial lease term that expires January 31, 2023. The tenant has four options to renew the lease, beginning February 1, 2023, each for an additional five-year term, with rental escalations of approximately 52.1% at the first renewal option and approximately 15.0% at each subsequent renewal.

In evaluating the KO Burnsville Property as a potential acquisition and determining the appropriate amount of consideration to be paid for COP III’s interest in the KO Burnsville Property, we considered a variety of factors, including property condition reports, unit-level store performance, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the KO Burnsville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the KO Burnsville Property. The Company currently has no plans for any renovations, improvements or development of the KO Burnsville Property. The Company believes the KO Burnsville Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statement and Exhibits

(a) Financial Statements of Businesses Acquired

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before March 26, 2009, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 14, 2009	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

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